SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 24, 2001
(Date of earliest event reported)

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)		48640 (Zip Code)

Registrant's telephone number, including area code: (989) 839-5350

Item 5.  Other Events.

          On May 24, 2001, Chemical Financial Corporation ("Chemical") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Bank West Financial Corporation ("Bank West"), pursuant to which Bank West will be acquired by Chemical (the "Merger"). As a result of the Merger, each outstanding share of Bank West common stock, par value $.01 per share ("Bank West Common Stock"), will be converted into the right to receive $11.50 cash.

          The Merger is conditioned upon, among other things, approval by holders of a majority of Bank West Common Stock and the receipt of certain regulatory and governmental approvals. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

          A copy of a Press Release, dated May 25, 2001, issued by Chemical and Bank West relating to the Merger, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

	2.1	Agreement and Plan of Merger among Chemical Financial Corporation, BWFC Acquisition Corporation and Bank West Financial Corporation, dated as of May 24, 2001.

	99.1	Press Release dated May 25, 2001.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	May 25, 2001	CHEMICAL FINANCIAL CORPORATION (Registrant)

		By:	/s/Lori A. Gwizdala
Lori A. Gwizdala Its Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger among Chemical Financial Corporation, BWFC Acquisition Corporation and Bank West Financial Corporation, dated as of May 24, 2001.

99.1	Press Release dated May 25, 2001.